                                                                      EXHIBIT 20

Chase Bank, Trustee                           Determination Date:     02-Nov-01
Manufactured Housing Contracts                Remittance Date:        07-Nov-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                    For the Period Ended:   25-Oct-01
                                              Lock-Out Date:             Sep-06

Information for Clauses (a) through (s), Section 7.01 -
                                                                   Class I A-1     Class I A-2     Class I A-3     Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                 4,268,129.97      387,750.00      252,416.67      546,150.00

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                    313,673.79
      (b) Partial Prepayments Received                               498,357.49
      (c) Principal Payments in Full (Scheduled Balance)           3,267,354.54
      (d) Liquidated Contract Scheduled Balance                            0.00
      (e) Section 3.05 Purchase Scheduled Balance                          0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)           0.00
                                                                  -------------   -------------   -------------   -------------
 Total Principal Distribution                                      4,079,385.82            0.00            0.00            0.00

 (c)  Interest Distribution                                          188,744.15      387,750.00      252,416.67      546,150.00
      Unpaid Interest Shortfall                                            0.00            0.00            0.00            0.00
                                                                  -------------   -------------   -------------   -------------
 Total Interest Distribution                                         188,744.15      387,750.00      252,416.67      546,150.00

 (d)  Beginning Class I A and Class I B Principal Balance         87,101,517.16   90,000,000.00   52,000,000.00   99,000,000.00
      Less: Principal Distribution                                 4,079,385.82            0.00            0.00            0.00
                                                                  -------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance             83,022,131.34   90,000,000.00   52,000,000.00   99,000,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                          410,522.41         (h)          Pool Factor
      Section 8.06 Reimbursement Amount                                    0.00     Class I A-1      0.89271109
      Section 6.02 Reimbursement Amount                                    0.00     Class I A-2      1.00000000
      Reimburseable Fees                                                   0.00     Class I A-3      1.00000000
                                                                  -------------     Class I A-4      1.00000000
 Total Fees Due Servicer                                             410,522.41     Class I A-5      1.00000000
                                                                                    Class I M-1      1.00000000
                                                                                    Class I B-1      1.00000000
                                                                                    Class I B-2      1.00000000
Information for Clauses (a) through (s), Section 7.01 -

                                                                   Class I A-5     Class I M-1     Class I B-1     Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                      98,600.00       96,133.33       87,033.33      129,358.33

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                    -------------   -------------   -------------   -------------
 Total Principal Distribution                                                0.00            0.00            0.00            0.00

 (c)  Interest Distribution                                             98,600.00       96,133.33       87,033.33      129,358.33
      Unpaid Interest Shortfall                                              0.00            0.00            0.00            0.00
                                                                    -------------   -------------   -------------   -------------
 Total Interest Distribution                                            98,600.00       96,133.33       87,033.33      129,358.33

 (d)  Beginning Class I A and Class I B Principal Balance           17,000,000.00   16,000,000.00   14,000,000.00   19,000,000.00
      Less: Principal Distribution                                           0.00            0.00            0.00            0.00
                                                                    -------------   -------------   -------------   -------------
      Remaining Class A and Class B Principal Balance               17,000,000.00   16,000,000.00   14,000,000.00   19,000,000.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                       Original Balance         Rate
      Section 8.06 Reimbursement Amount                             93,000,000.00         2.6900%
      Section 6.02 Reimbursement Amount                             90,000,000.00         5.1700%
      Reimburseable Fees                                            52,000,000.00         5.8250%
                                                                    99,000,000.00         6.6200%
 Total Fees Due Servicer                                            17,000,000.00         6.9600%
                                                                    16,000,000.00         7.2100%
                                                                    14,000,000.00         7.4600%
                                                                    19,000,000.00         8.1700%
Information for Clauses (a) through (s), Section 7.01 -

 (a)  Class I A and Class I B Distribution Amounts

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)

 Total Principal Distribution
                                                                  1,786,185.81
 (c)  Interest Distribution                                       2,954,654.18
      Unpaid Interest Shortfall

 Total Interest Distribution
                                                                                               When
 (d)  Beginning Class I A and Class I B Principal Balance                                  390,022,131.34
      Less: Principal Distribution                                4,079,385.82            is less than
                                                                                           400,000,000.00
      Remaining Class A and Class B Principal Balance                                                0.10
                                                                                            40,000,000.00
 (e)  Fees Due Servicer                                                                   We can prepay
      Monthly Servicing Fee                                                         Rate
      Section 8.06 Reimbursement Amount                              Class A-1     2.690%   87,101,517.16    2,343,031
      Section 6.02 Reimbursement Amount                              Class A-2     5.170%   90,000,000.00    4,653,000
      Reimburseable Fees                                             Class A-3     5.825%   52,000,000.00    3,029,000
                                                                     Class A-4     6.620%   99,000,000.00    6,553,800
 Total Fees Due Servicer                                             Class A-5     6.960%   17,000,000.00    1,183,200
                                                                     Class A-6     7.210%   16,000,000.00    1,153,600
                                                                     Class B-1     7.460%   14,000,000.00    1,044,400
                                                                     Class B-2     8.170%   19,000,000.00    1,552,300

                                                                                           394,101,517.16   21,512,331  5.46%

Chase Bank, Trustee                           Determination Date:     02-Nov-01
Manufactured Housing Contracts                Remittance Date:        07-Nov-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                    For the Period Ended:   25-Oct-01
                                              Lock-Out Date:             Sep-06


                                                                    Unpaid                                                 Unpaid
                                                       No. of      Principal       Delinquency as of          No. of      Principal
 (f)  Delinquency as of the Due Period               Contracts      Balance        Calendar Month End        Contracts     Balance

      31-59 Days Delinquent                             50          8,346,666      31-59 Days Delinquent        107       3,920,553
      60-89 Days Delinquent                             40          1,669,896      60-89 Days Delinquent         25         974,079
      90+ Days Delinquent                               30          1,337,119      90+ Days Delinquent           16         806,370

      3-Month Avg Thirty-Day Delinquency Ratio   #DIV/0!                           3-Month Avg Thirty-Day
      3-Month Avg Sixty-Day Delinquancy Ratio    #DIV/0!                             Delinquency Ratio                         1.44%
                                                                                   3-Month Avg Sixty-Day
 (g)  Section 3.05 Repurchases                                           0.00        Delinquency Ratio                         0.36%

 (i)  Class R Distribution Amount                                1,168,468.37        Acquisition Loss Amount
      Reposession Profits                                                0.00
                                                                                   Current Month Acquisition Loss Amount      2,902
 (j)  Principal Balance of Contracts in Repossession               455,078.07      Cumulative Acquisition Loss Amount         2,902

 (k)  Aggregate Net Liquidation Losses                                   0.00

 (l)  (x) Class B-2 Formula Distribution Amount                    129,358.33
      (y) Remaining Amount Available                             1,297,826.70
                                                                -------------
      Amount of (x) over (y)                                             0.00

 (m)  Class B-2 Liquidation Loss Amount                                  0.00

 (n)  Guarantee Payment                                                  0.00

 (o)  Unadvanced Shortfalls                                              0.00

                                                      No.       $
 (p)  Units repossessed                               7            271,713.78

 (q)  Principal Prepayments paid                                 3,765,712.03

 (r)  Scheduled Principal Payments                                 313,673.79

 (s)  Weighted Average Interest Rate                                    10.43%

Chase Bank, Trustee                           Determination Date:     02-Nov-01
Manufactured Housing Contracts                Remittance Date:        07-Nov-01
Senior/Subordinated Pass-Through
Certificates Series 2001 B                    For the Period Ended:   25-Oct-01
                                              Lock-Out Date:             Sep-06



                     Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt      6,523,180.08
      Certificate Account Balance at Monthly Cutoff-SubServicer-21  1,134,154.42

(ii)  Monthly Advance made                                                  0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                   8,833.83
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st             1,707.20

(v) Principal due Holders                                                   0.00
Less:

(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-Vanderbilt                      173,938.51
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-SubServicer-21st                 49,374.61

(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                  0.00
   (iii) Monthly Servicing Fee                                        410,522.41
   (iv)  Reimburseable Liquidation Expenses                                 0.00
   (v)   Section 6.04 (c) reimbursement                                     0.00
   (vi)  Section 8.06 reimbursement                                         0.00
   (vii) Amounts not required to be deposited-SubServicer-21st              0.00

Total Due Servicer                                                    410,522.41

Available Distrubution Amount-Vanderbilt                            5,947,552.99
Available Distrubution Amount-SubServicer-21st                      1,086,487.01

To Class A and B                                                    5,865,571.63

Monthly Excess Cashflow                                             1,168,468.37

Weighted Average Remaining Term (months)                                  221.00

      Scheduled Balance Computation

      Prior Month Balance                                         394,101,517.16

      Current Balance                          390,086,877.33
        Adv Principal                               46,069.87
        Del Principal                              110,815.86
      Pool Scheduled Balance                                      390,022,131.34

      Principal Payments in Full                 3,267,354.54
      Partial Prepayments                          498,357.49

      Scheduled Principal                          313,673.79

      Collateral Balance                                          390,086,877.33